UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED):

January 13, 2023

NOVELSTEM INTERNATIONAL CORP.

(EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

florida

(STATE OR OTHER JURISDICTION OF INCORPORATION)

001-14332	65-0385686
(COMMISSION FILE NUMBER)	(I.R.S. EMPLOYER IDENTIFICATION NO.)

2255 Glades Road, Ste. 221A

Boca Raton, FL 33431

(ADDRESS OF PRINCIPAL EXECUTIVE OFFICES)

(410) 654-3315

(REGISTRANT’S TELEPHONE NUMBER, INCLUDING AREA CODE)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Exchange Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
None	None	None

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02. Departure of Directors or certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On January 13, 2023, the Board of Directors of Novelstem International Corp. (the “Company”) appointed Mr. Jan Loeb as President and Ms. Christine Jenkins as Vice President of the Company. Mr. Loeb has served as Chairman of the Company’s Board of Directors since July 2018 and as Executive Chairman since September 2022. Ms. Jenkins has served as the Company’s Chief Financial Officer and Secretary since September 2022.

There are no arrangements or understandings with Mr. Loeb or Ms. Jenkins and any other person pursuant to which he or she was appointed to their respective positions. There are no family relationships between either Mr. Loeb or Ms. Jenkins and any director or executive officer of the Company, and, except as disclose herein, neither Mr. Loeb nor Ms. Jenkins is a party to a related party transaction within the meaning of Item 404(a) of Regulation S-K.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NOVELSTEM INTERNATIONAL CORP.

Date: January 17, 2023	By:	/s/ Jan Loeb
Jan Loeb
President